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                                                                   EXHIBIT 3(ii)
                                                                           TAB S

                                   AVE, INC.
                                    BY-LAWS
                                      of
                                    NEVADA
        ---------------------------------------------------------------

                              ARTICLES -- OFFICES

     SECTION 1. REGISTERED OFFICE. --The registered office shall be established and maintained at 377 South Nevada Street, Carson City, Nevada 89701 in the County of CUSTER, in the State of Nevada.

     SECTION 2. OTHER OFFICES. --The corporation may have other offices, either within or without the State of Nevada, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                     ARTICLE II -- MEETING OF STOCKHOLDERS

     SECTION 1. ANNUAL MEETINGS. --Annual Meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Nevada and such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall be held at the registered office of the corporation in Nevada on November 15 of each year.

     If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as shall be stated in the notice of the meeting.

     SECTION 2. OTHER MEETINGS. --Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Nevada as shall be stated in the notice of the meeting.

     SECTION 3. VOTING. --Each stockholder entitled to vote in accordance with the terms and provisions of the Certificates of Incorporation and these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Nevada.

     SECTION 4. STOCKHOLDER LIST. --The officer who has charge of the stock ledger of the corporation shall at least 10 days before each meeting of stockholders prepare

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a complete alphabetically addressed list of the stockholders entitled to vote at the ensuing election, with the number of shares held by each. Said list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at last ten days prior to the meeting, either at a place within the city where the meeting is to be held. Which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be available for inspection at the meeting.

        SECTION 5. QUORUM. -Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

        SECTION 6. SPECIAL MEETINGS. -Special meetings of the stockholders, for any purpose, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the directors or stockholders entitled to vote. Such request shall state the purpose of the proposed meeting.

        SECTION 7. NOTICE OF MEETINGS. -Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten nor more than fifty days before the date of the meeting.

        SECTION 8. BUSINESS TRANSACTED.-No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

        SECTION 9. ACTION WITHOUT MEETING. -Except as otherwise provided by the Certificate of Incorporation, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statues or the Certificates of Incorporation or of these By-Laws, the meeting and vote of stockholders may be dispensed with, if all the stockholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.












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                            ARTICLE III - DIRECTORS

     SECTION 1. NUMBER AND TERM. -- The number of directors shall be not less than 2. The directors shall be elected at the annual meeting of stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. The number of directors may not be less than three except that where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three but not less than the number of stockholders.

     SECTION 2. RESIGNATIONS. -- Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     SECTION 3. VACANCIES. -- If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

     SECTION 4. REMOVAL. -- Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

     SECTION 5. INCREASE OF NUMBER. -- The number of directors may be increased by amendment of these By-Laws by the affirmative vote of a majority of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

     SECTION 6. COMPENSATION. -- Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

     SECTION 7. ACTION WITHOUT MEETING. -- Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior of such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

                            ARTICLE IV -- OFFICERS


        SECTION 1. OFFICERS. -The officers of the corporation shall consist of a President, a Treasurer, and a Secretary, and shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman, one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as it may deem proper. None of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

        SECTION 2. OTHER OFFICERS AND AGENTS. -The Board of Directors may appoint such officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such power and perform such duties as shall be determined from time to time by the Board of Directors.

        SECTION 3. CHAIRMAN. -The Chairman of the Board of Directors if one be elected, shall preside at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

        SECTION 4. PRESIDENT. -The President shall be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages, and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

        SECTION 5. VICE-PRESIDENT. -Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the directors.

        SECTION 6. TREASURER. -The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

        The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amounts and with such surety as the board shall prescribe.

        SECTION 7. SECRETARY.-The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect to do so, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the corporation and of directors in a book to be kept for that purpose, and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

        SECTION 8. ASSISTANT TREASURERS & ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

                                   ARTICLE V

        SECTION 1. CERTIFICATES OF STOCK.-Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice-chairman of the board of directors, or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section . of the General Corporation Law of Nev., in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, the signatures of such officers may be facsimiles.

        SECTION 2. LOST CERTIFICATES.-New certificates of stock may be issued in the place of any certificate therefore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against it on account of the alleged loss of any such new certificate.

        SECTION 3. TRANSFER OF SHARES.-The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates
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                           Corporate Acknowledgment

State of California   )
                      ) ss
County of Los Angeles )

     On this 4th day of May, 1990, before me TODD J. HENN the undersigned officer personally appeared Victor Alexander and Liv Marie Alexander, known personally to me to be the President and Secretary, respectively, of the above named corporation, and that they, as such officers being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as such officers.

     IN WITNESS WHEREOF I have hereunto set my hand and official seal.


                                             /s/ TODD J. HENN
                                             -----------------------------------
                                             Notary Public

                                             My Commission expires:   10-19-1990
                                                                    ------------


                                                      [NOTARY SEAL APPEARS HERE]

                                          [SECRETARY OF STATE SEAL APPEARS HERE]

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                                                                           TAB T

                     MAJORITY WRITTEN CONSENT OF DIRECTORS
                                      of
                               AVE, INCORPORATED
                            (A Nevada Corporation)

        The undersigned persons, constituting all of the members of the Board of Directors ("Board") of AVE, INCORPORATED, a Nevada corporation (the "Company"), hereby take the following action by unanimous written consent in lieu of meeting, pursuant to Section 17-16-821 of the Nevada Business Corporation Act:.

        WHEREAS, the Board of Directors, in the interest of establishing headquarters of the Company in Arapahoe County, Colorado and in support of the detail needed to set up a functioning organization hereby finds for the following changes to the bylaws of AVE, Inc.:

        BE IT RESOLVED by the Company's Board of Directors, after giving due consideration to the matters presented for action by means hereof, that:

        1. Changes to the Bylaws of AVE, Inc. The AVE, Inc. Bylaws be changed as shown below:

           Article I, Section 1.     The principal office be changed from Washoe
                                     County, Nevada to Arapahoe County,
                                     Colorado.
           Article II, Section 4.    Change the newspaper of general circulation
                                     from one in Washoe County, Nevada to one in
                                     Arapahoe County, Colorado.
           Article III, Section 2.   Change the number of Directors from two to
                                     five.
           Article III, Section 12.  Conduct of meeting be changed from
                                     President to CEO.
           Article IV, Section 1.    Add CEO to the list of officers of the
                                     Company.
           Article IV, Section 3.    Change to say "The Board may elect, and may
                                     empower the CEO to appoint...
           Article IV, Section 6.    Change the first sentence to read, "The
                                     President or Chairman shall be the chief executive officer and general manager of the corporation."

        2. Corporate Bank Account. That the Chief Financial Officer shall be authorized to establish a corporate bank account and it shall be required that all checks must have two signatures, one of which must be the Chief Financial Officer. The signatories authorized shall be Dan Smith, Gene Klawetter and George Sullivan.

        3. Stock Compensation Plan. That the Company adopt a Stock Compensation Plan with number of shares authorized not to exceed 1,000,000 shares a copy of which is attached.

        4. Compensatory Stock Option Plan. That the Company adopt a Compensatory Stock Option Plan with number of shares authorized not to exceed 4,000,000 shares a copy of which is attached.

        5. Appointment of Auditor. (a) That the accounting firm of

                         Stark Tinter and Associates
                         Certified Public Accountants
                         5299 DTC Boulevard, Suite 300
                         Englewood, CO 80111

           is appointed as the Company's auditor and independent public accountant within the meaning of the rules and regulations of the Securities and Exchange Commission, and (b) no approval of shareholders shall be needed to dismiss such firm as the Company's auditors or from time to time to engage one or more other accounting firms as the Company's auditors, the vote of a majority of the Board of Directors being sufficient for such purpose.

        6. Engagement of Attorney. That the following named individual

                         David J. Babiarz
                         Overton, Babiarz & Sykes, P.C.
                         5675 DTC Parkway, Suite 200
                         Englewood, CO 80111

           be appointed as the Company's attorney.

        7. Stock Transfer Agent. That the Board authorize as corporate stock transfer agent

                         Corporate Stock Transfer
                         Republic Plaza
                         370 Seventeenth Street, Suite 2350
                         Denver, CO 80202-4614

        8. 504-D Subscription Agreement. That the Board authorize the attached 504-D Subscription Agreement for use with the issuance of 504-D shares.

        9. 144 Restricted Stock Subscription Agreement. That the Board authorize the attached 144 Restricted Stock Subscription Agreement for use with the issuance of 144 Restricted shares.

        FURTHER RESOLVED, to adopt the authorization to issue up to 2,000,000 shares of unrestricted 504-D shares at a price not less than $0.50 per share.

        FURTHER RESOLVED, to modify the Articles of Incorporation of AVE, Inc. to increase the authorized shares from 15,000,000 to 20,000,000 in order to provide for an Employee Stock Option Plan and an Employee Stock Compensation Plan.

                                    Page 2

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        IN WITNESS WHEREOF, the undersigned Directors have evidenced their approval of the above actions and proceedings effective as of the date set forth below.

Dated: January 20, 1998



    /s/ R. GENE KLAWETTER                       /s/ TOM ATHANS
------------------------------          -------------------------------
 R. Gene Klawetter, Chairman                      Tom Athans


Seal


     /s/ HENRI HORNBY
------------------------------
        Henri Hornby

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